Exhibit (m)(1)(i)

AMENDED SCHEDULE A

with respect to the

VOYA FUNDS TRUST

THIRD AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

CLASS A SHARES

Fund

Voya GNMA Income Fund

Voya Short Duration High Income Fund